3/12/01
                                                                    Final

                            L. B. FOSTER COMPANY 2001
                     MANAGEMENT INCENTIVE COMPENSATION PLAN

I.       PURPOSE

         To provide incentives and rewards to salaried non-sales managers based upon overall corporate profitability and the performance of individual operating units.

II.      CERTAIN DEFINITIONS

     The terms below shall be defined as follows for the purposes of the L. B. Foster Company 2001 Management Incentive Compensation Plan. The definitions shall be subject to such adjustments as, from time to time, may be, by the Corporation's Chief Executive Officer.

         2.1 Adjusted Operating Unit Target Award" shall be a Participant's Operating Unit Target Award multiplied by the applicable Operating Unit Performance Percentage determined under Section 3.5B(b).

         2.2 "Base Compensation" shall mean the total base salary, rounded to the nearest whole dollar, actually paid to a Participant during 2001, excluding payment of overtime, incentive compensation, commissions, reimbursement of expenses, severance, car allowances or any other payments not deemed part of a Participant's base salary; provided, however, that the Participant's contributions to the Corporation's Voluntary Investment Plan shall be included in Base Compensation. Base Compensation for employees who die, retire or are terminated shall include only such compensation paid to such employee during 2001 with respect to the period prior to death, retirement or termination.

         2.3 "Base Fund" shall mean the aggregate amount of all cash payments to be made pursuant to this Plan prior to adjustments pursuant to Article IV, which amount shall be determined pursuant to Section 3.1 hereof.

     2.4 "Committee" shall mean the Personnel and Compensation Committee of the Board of Directors and any successors thereto.

     2.5 "Corporation" shall mean L. B. Foster Company and those subsidiaries thereof in which L.B. Foster Company owns 100% of the outstanding common stock, excluding (except for the purpose of calculating "Pre-Incentive Income") Natmaya, Inc., Fosmart, Inc. and Fexco, Ltd.

         2.6 "Fund" shall mean the aggregate amount of all payments made to Plan Participants under this Plan, after deducting all discretionary payments made pursuant to Section 3.3 hereof and subject to Article IV.

         2.7 "Individual Incentive Award" shall mean the amount paid to a Participant pursuant to this Plan, which amount shall be determined pursuant to
Section 3.5 hereof and which award shall not exceed the lower of: (a) twice the amount of a Participant's Target Award; or (b) the Participant's Target Award allocable to the Product Pool multiplied by a percentage equal to twice the percentage of Target Award paid to Participants in the General Pool. The limitations herein shall not affect amounts distributed under Section 3.3.

         2.8 "Operating Unit" shall mean the following units or divisions which are reported in the Company's internal financial statements: CXT Rail, CXT Buildings, Foster Coated Pipe, Threaded Products, Rail Products (excluding CXT
Rail), Piling, Fabricated Products and Geotech, subject to such adjustments as may be made by the Chief Executive Officer.

         2.9  Operating   Unit  Target  Award"  shall  mean  the  portion  of  a
Participant's  Target Award  allocated to a specific  Operating Unit pursuant to
Section 3.5B(a).

         2.10 "Operating Unit Performance Percentage" shall mean the sum of the percentages earned by the applicable Operating Unit pursuant to Section 3.5B(b) and/or with respect to a Rail Business Unit under Section 3.5(B)(b)(iii) and
(iv).

         2.11 "Participant" shall mean a salaried employee of the Corporation who satisfies all of the eligibility requirements set forth in Article V hereof.

         2.12 "Performance Percentage" shall be each of the Percentages earned by an Operating Unit and/or Rail Business Unit under Section 3(B)(b) and which together equal the Operating Unit Performance Percentage.

     2.13 "Plan" shall mean the L. B. Foster Company 2001 Management Incentive Compensation Plan, which Plan shall be in effect only with respect to the fiscal year ending December 31, 2001.

         2.14 "Pool" shall mean the Product Pool and the General Pool, as calculated pursuant to Section 3.4 hereof, subject to such adjustments as may be made by the Chief Executive Officer.

         2.15 "Pre-Incentive Income" shall mean the audited pre-tax income, after, inter alia, deductions for benefits payable under the 2001 Sales Incentive Plan, of the Corporation for the fiscal year ending December 31, 2001 determined in accordance with generally-accepted accounting principles, excluding (i) benefits payable under this Plan; and (ii) any portion of gains or losses arising from transactions not in the ordinary course of business which the Committee, in its sole discretion, determines to exclude.

         2.16 " Pre-Tax Income" shall mean an Operating Unit's and/or a Rail Business Unit's Pre-Tax Income as shown in the Corporation's financial statements and subject to such adjustments as may be made by the Chief Executive Officer, without taking into account incentive compensation under the 2001 Sales Incentive Plan.

         2.17 "Rail Business Units" shall mean any of the entire Rail Products (excluding CXT) Operating Unit, New Rail Distribution, New Rail Projects, Relay Rail, Transit Products, Allegheny Rail Products and Mining Division, subject to such adjustments as may be approved by the Chief Executive Officer.

         2.18 "Target Award" shall mean the product of a Participant's Base Compensation multiplied by said Participant's Target Percentage.

     2.19  "Target   Percentage"  shall  mean  those  percentages   assigned  to
Participants pursuant to Section 3.2 hereof.



III.     PLAN DESCRIPTION

     3.1 Base Fund. Subject to Article IV, the amount of the Base Fund shall be calculated by adding the flat rate contribution determined in 3.1A to the marginal rate contributions determined in 3.1B.

     3.1A Flat Rate Contribution. The flat rate contribution shall be determined
by  multiplying  the  Corporation's   Pre-Incentive   Income  by  the  following
percentages:

Pre-Incentive Income                    Percentage       Flat Rate Contribution

$0 - $5,999,999                               0                          0
$6,000,000 and Over                          13               $780,000 and Over





         3.1B Marginal Rate Contribution. If the Corporation achieves any of the following levels of Pre-Incentive Income, the marginal rate contribution shall be determined by adding together the marginal rate contributions through the level of Pre-Incentive Income actually achieved.

----------------------------- ------------------- -----------------------
                                   Marginal       Maximum Marginal Rate
  Pre-Incentive Income         Percentage Rate    Contribution
----------------------------- ------------------- -----------------------
----------------------------- ------------------- -----------------------

----------------------------- ------------------- -----------------------
----------------------------- ------------------- -----------------------
  $0    -   $6,999,999                0           0
----------------------------- ------------------- -----------------------
----------------------------- ------------------- -----------------------
  $7,000,000  -   $7,999,999          2           $20,000
----------------------------- ------------------- -----------------------
----------------------------- ------------------- -----------------------
  $8,000,000  -   $8,999,999          4           $40,000
----------------------------- ------------------- -----------------------
----------------------------- ------------------- -----------------------
  $9,000,000  -   $9,999,999          6           $60,000
----------------------------- ------------------- -----------------------
----------------------------- ------------------- -----------------------
$10,000,000  and over                 8           $80,000 and over
----------------------------- ------------------- -----------------------

Example: If the Corporation earned $11,500,000 in Pre-Incentive Income the Base Fund would be $1,735,000, calculated as follows:

a.       Calculate Flat Rate Contribution

         $11,500,000 X 13% = $1,495,000

b.       Calculate Marginal Rate Contribution

         $20,000 + $40,000 + $60,000 + ($1,500,000 X 8%) =   $240,000

c.       Calculate Base Fund

         $1,495,000+ $240,000 = $1,735,000

         3.2 Target Percentages. Subject to adjustment as set forth below, each Participant shall have a Target Percentage based upon the grade level of such Participant, unless determined otherwise by the Chief Executive Officer, on July 1, 2001, as follows:
Result:  % Of Base
Grade Levels                                  Compensation

CXT - VP Sales                                      10.0
Grade 10, Plant Managers                            12.5
Grade 10, Product Managers                          12.5
Grade 11, Plant Managers                            15.0
Grade 11, Product Managers                          15.0
Grade 12, Management Positions                      25.0
Grade 13, Management Positions                      27.0


                                            Result:  % Of Base
Grade Levels                                  Compensation

Grade 14, Management Positions                      30.0
Grade 15, Management Positions                      32.0
Grade 16, Management Positions                      36.0
Grade 17, Management Positions                      38.0
Grade 18, Management Positions                      39.0
Grade 19, Management Positions                      40.0
Grade 20, Management Positions                      50.0
Grade 21, Management Positions                      52.0
Grade 22, Management Positions                      54.0
Grade 23 and Above                                  60.0

Other Employees selected, in writing, by L. B. Foster Company's Chairman of the Board and Chief Executive Officer may also be made Participants in the Plan on such terms as may be approved by the Chairman of the Board and Chief Executive Officer.

         The Committee may determine performance goals for the Chief Executive Officer, the President and such other officers as the Committee may, in its discretion, select and the Target Percentage for each such Participant will be adjusted upward or downward based upon such Participant's achievement of such goals. The precise method for determining such adjustments for each such Participant shall be separately scheduled and deemed incorporated herein by reference.

         Those Participants who have retired or died prior to July 1, 2001 shall have a Target Percentage based upon their grade level at death or retirement.

         3.3 Discretionary Payments. Ten percent (10%) of the Base Fund, plus amounts reallocated pursuant to Section 6, shall be reserved for discretionary payments to employees of the Corporation. The recipients of all such awards and the amounts of any such awards initially shall be selected by the Chief Executive Officer, subject to final approval by the Committee. If any amounts are not paid from the amount herein reserved, such remaining amount shall, at the discretion of the Chief Executive Officer, either revert to the Corporation or be allocated to Participants in proportion to their respective Individual Incentive Awards prior to the allocation herein.

         3.4 Calculation of Pools. Each Participant and all or any portion of each Participant's Target Award shall be assigned to a Pool by the Chief Executive Officer of the Company. The dollar amount of each Pool will be determined by dividing the portion of the Target Awards assigned to the Pool by the total Target Awards of all Participants and then multiplying such amount by the Fund.

EXAMPLE 1:

THE CORPORATION'S PRE-INCENTIVE INCOME IS $7,100,000. THE TOTAL OF ALL TARGET AWARDS FOR ALL PLAN PARTICIPANTS IS $2,100,000, WITH $1,000,000 ALLOCATED TO THE GENERAL POOL AND $1,100,000 ALLOCATED TO THE PRODUCT POOL. THE DOLLAR AMOUNT OF EACH POOL WOULD BE CALCULATED AS FOLLOWS:

(a)      Determine Base Fund

         ($7,100,000)  x  13%) + ($100,000 x 2%) =  $925,000

(b)      Calculate Fund By Deducting 10% For "Discretionary Awards"

         $ 925,000 x  90%  =  $832,500

(c)      Determine Amount of Each Pool

         1.       General Pool

                  $1,000,000
                  ---------------           x        $832,500  =   $396,429
                  $2,100,000

         2.       Product Pool

                  $1,100,000
                  ---------------           x        $832,500 =    $436,071
                  $2,100,000

     3.5 Calculation of Individual Incentive Awards. The calculation of an Individual Incentive Award shall be determined based on the Pool(s) to which a Participant is assigned.

         3.5A  General  Pool  Individual   Incentive   Awards.  A  General  Pool
Participant's Individual Incentive Award shall be calculated, subject to the limitations in Section 2.9, as follows:

(a) Divide Participant's Target Award allocated to General Pool by the sum of all Target Awards allocated to General Pool;

(b)  Multiply (a) by amount of General Pool.


EXAMPLE 2:

THE GENERAL POOL IS $396,429. THE SUM OF ALL GENERAL POOL PARTICIPANTS' TARGET AWARDS IS $1,000,000. MANAGER JONES HAS A TARGET AWARD OF $19,200:

         $  19,200
         -------------     x      $396,429  =   $7,611
         $1,000,000                           (Individual Incentive Award)


         3.5B     Product Pool Individual Incentive Awards

                  (a) The Chief Executive Officer shall assign all or any portion of a Participant's Target Award to an Operating Unit and/or with respect to Participants within the "Rail Products (excluding CXT)" Operating Unit, the Chief Executive Officer shall assign, for purposes of calculating percentages earned under 3.5(B)(b)(iii), and (b)(iv) only, all or a portion of a Participant's Target Award to one or more Rail Business Units, and may adjust such allocation(s) at any time (the "Operating Unit Target Award"). The Participant's Individual Incentive Award shall be calculated by: (i) multiplying each such Operating Unit Target Award by the sum of the percentages (the "Operating Unit Performance Percentage") earned by the Operating Unit (or, with respect to (b)(iii) and(b)(iv), earned by a Rail Business Unit) under 3.5B(b), with the resulting product being the "Adjusted Operating Unit Target Award" and (ii) multiplying the amount in the Product Pool by a fraction, the numerator of which is the Participant's Adjusted Operating Unit Target Award and the denominator of which is the sum of all Adjusted Operating Unit Target Awards of all Participants in the Product Pool.

                  (b) The Operating Unit Performance Percentage with respect to the applicable Operating Unit shall be the sum of the following percentages:

(i)                                 The  single  "Pre-Tax   Income   Performance
                                    Percentage"  set forth  below  opposite  the
                                    "Pre-Tax Income as % of the Operating Unit's
                                    2001   Operating   Plan"   earned   by   the
                                    applicable  Operating  Unit  (subject to the
                                    $5,000   thresholds   set  forth  below  and
                                    subject to adjustment by the Chief Executive
                                    Officer):






--------------------------------------------- -----------------------
 Pre-Tax Income as % of Operating Unit's          Pre-Tax Income
          2001 Operating Plan*                Performance Percentage
--------------------------------------------- -----------------------
--------------------------------------------- -----------------------

--------------------------------------------- -----------------------
--------------------------------------------- -----------------------
75%                                              5%
--------------------------------------------- -----------------------
--------------------------------------------- -----------------------
80%                                             10%
--------------------------------------------- -----------------------
--------------------------------------------- -----------------------
85%                                             20%
--------------------------------------------- -----------------------
--------------------------------------------- -----------------------
90%                                             30%
--------------------------------------------- -----------------------
--------------------------------------------- -----------------------
95%                                             40%
--------------------------------------------- -----------------------
--------------------------------------------- -----------------------
100%                                            50%
--------------------------------------------- -----------------------
--------------------------------------------- -----------------------
110%                                            65%
--------------------------------------------- -----------------------
--------------------------------------------- -----------------------
120%                                            80%
--------------------------------------------- -----------------------
--------------------------------------------- -----------------------
130% and up                                    100%
--------------------------------------------- -----------------------

         * Once an Operating Unit has achieved 75% of the Operating Unit's 2001 Operating Plan Pre-Tax Income, the Operating Unit shall receive credit for additional percentage points under the column on the left above only to the extent each such percentage point represents at least $5,000 in Pre-Tax Income.

         EXAMPLE:

                  An Operating Unit's 2001 Operating Pre-Tax Income Plan is $200,000 and in 2001 the Operating Unit achieves exactly $200,000 in Operating Income.

                  Since $150,000 in Pre-Tax Income ($200,000 X 75%) was required to meet the threshold for any Performance Percentage to be earned under 3.5(b)(i), the $50,000 "excess" ($200,000 - $150,000) will be used to calculate additional Performance Percentages, i.e. $50,000 (M043) $5,000 = 10. Accordingly, the Operating Unit would be considered to have achieved 85% of the Operating Unit's 2001 Operating Plan (75% + 10%) and to have earned a 20% Performance Percentage instead of the 50% Performance Percentage that otherwise would have been earned due to the Operating Unit achieving 100% of its 2001 Operating Plan Pre-Tax Income.

                           (ii) 25% if the  Operating  Unit met or exceeded  its
                  Return on Investment set forth in such Operating Unit's 2001 Operating Plan (subject to adjustment by the Chief Executive Officer), otherwise 0%.

                           (iii) 15% if the  Operating  Unit (or the  applicable
                  Rail Business Unit) met or exceeded its 2001 Planned Operating Owned Inventory Turnover (subject to adjustment by the Chief Executive Officer), otherwise 0%. The Owned Inventory Turnover shall be the turnover reported in the Corporation's internal financial statements (subject to adjustment by the Chief Executive Officer), which shall be calculated on a twelve-month rolling average.

                           (iv) 10% if the Operating  Unit's (or, the applicable
                  Rail Business Unit's) 2001 Days Sales Outstanding statistic, as reported in the Corporation's internal financial statements, averaged over the last eight months of 2001 is equal or lower than its 2001 Plan for Days Sales Outstanding averaged over the last eight months of the Operating Unit's 2001 Operating Plan (subject to adjustment by the Chief Executive Officer), otherwise 0%.

                  (c) Notwithstanding any provision herein to the contrary, the sum of all Individual Incentive Awards allocable to an Operating Unit may not exceed 30% of such Operating Unit's Operating Unit Income. A Participant assigned to an Operating Unit affected by this limit shall receive a share of the available Operating Unit Income (i.e. 30% of the Operating Unit's Operating Unit Income) equal to the Participant's applicable Adjusted Operating Unit Target Award divided by the sum of applicable Adjusted Operating Unit Target Awards for all applicable Participants assigned to such Operating Units. Amounts not payable because of this limitation shall be used for discretionary payments under Section 3.3.

EXAMPLE 1:

         The Product Pool is $436,071. Manager Smith's Target Award is $50,000 and IS ALLOCATED TO ALLEGHENY RAIL. THE ADJUSTED TARGET AWARD OF ALL PARTICIPANTS IN THE PRODUCT POOL IS $800,000. THE RAIL GROUP, as a whole, satisfied ONLY the requirements in (b)(ii), AND FAILED TO MEET THE REQUIREMENTS OF (b)(i), (b)(iii) AND (b)(iv). ALLEGHENY RAIL MEETS THE REQUIREMENTS OF ALL THOSE SECTIONS AND HAS ALSO EXCEEDED ITS PLANNED PRE-TAX INCOME BY 100% AND $500,000. MANAGER SMITH'S BONUS WOULD BE CALCULATED AS FOLLOWS:

(a)      Operating Performance Percentage

         0%  +  25% +   15% +   10%  =  50%
         (i)   (ii)    (iii)   (iv)

(b)      Determine Smith's Adjusted Operating Target Award

         $50,000 X 50% = $25,000

(c)      Determine Smith's Individual Award

         $25,000                            X        $436,071   = $13,627
         $800,000 (sum of all Adjusted
                  Operating Target Awards)

EXAMPLE 2:

         The Product Pool is $436,071. Manager Jones' Target Award is $50,000, with 50% being allocated to Geotech and 50% allocated to CXT Buildings.
Geotech's Operating Unit Income is 88% of its 2001 Planned Pre-Tax Income and Geotech has attained the Return on Investment, Owned Inventory Turnover and Days Sales Outstanding requirements set forth in 3B(b(ii), (iii) and (iv) respectively. CXT Building's Operating Unit Income is both $1M above and 200% of its 2001 Planned Pre-Tax Income and CXT Buildings has satisfied all requirements under 3.5B(b) except Days Sales Outstanding under 3.5B(b)(iv). The sum of Adjusted Operating Unit Target Awards for all Participants with respect to Geotech is $100,000, for all Participants with respect to CXT Buildings is $200,000 and for all Participants within all Operating Units is $800,000. Disregarding the requirement that awards may not exceed 30% of the Operating Unit Income for the applicable Operating Unit, Manager Jones' Individual Incentive Award would be calculated as follows:

         (a)      Operating Unit Performance Percentage

                  For CXT Buildings:

                  100% + 25%  +    15% +     0     =     140%
                  b(i) +b(ii) +  b(iii) +   b(iv)

                  For Geotech

                    20%   +   25%   +  15% +     10% =   70%
                   b(i)  +   b(ii) +  b(iii)  +  b(iv)

         (b)      Determine Jones' Adjusted Operating Unit Target Awards

                  For CXT Buildings:

                  ($50,000 X 50%) X 140% = $35,000

                  For Geotech:

                  ($50,000 X 50%) X 70% = $17,500

         (c)      Determine Jones' Individual Incentive Award

                  For CXT Buildings:

                  $35,000  X        $436,071=        $19,078
                   $800,000                 (Product Pool)

                  For Geotech:

                  $17,500  X        $436,071=          $9,539
                   $800,000

                  Total Individual Incentive Award              $28,617

EXAMPLE 3:

         Same facts as Example 2, except that CXT Building's Operating Unit Income is $300,000 and the sum of CXT Building's Individual Incentive Awards would be, but for the limits in 3.5B(c), $100,646.

                  (a) Determine Maximum Individual Incentive Awards for CXT Building's Participants

                           30% X $300,000 = $90,000

                  (b)      Determine Manager Jones' Share

Jones' Adjusted Operating Unit Target Award     X        Maximum Aggregate
Sum of All CXT Building Adjusted Operating        CXT Building Incentive Awards
Unit Target Awards

                           $35,000  X       $90,000 = $15,750
                            $200,000

                  (c)      Determine Amount Available for Discretionary Payments

                           ($100,646 - $90,000) = $10,646

                  (d) Notwithstanding any provision herein to the contrary, a Participant's Individual Incentive Award from the Product Pool may not exceed twice the applicable Performance Percentage for each Performance Percentage earned by the Participant's applicable Operating Unit and/or Rail Business Unit under each of 3(B)(b)(i), (ii), (iii) and (iv) multiplied by the Participant's applicable Operating Unit Target Award. Amounts not payable because of this limitation shall be available for discretionary payments under Section 3.3.

EXAMPLE:

         The Product Pool is $436,071. Rail Products is the only Operating Unit/Rail Business Unit which satisfies any of the criteria in 3.5(B) and Rail Products satisfies only Owned Inventory Turnover in (b)(iii) and Days Sales Outstanding under (b) (iv). Participants in the Rail Group have aggregate Target Awards of $300,000. In the absence of the limitations in this Section 3.5(B)(d) (and, if applicable, the limitations in Sections 2.7 and 3.5(B)(c)), the Rail Group would receive the entire Product Pool of $436,071. Due to the limitations (but without reference to any other limitations that may be applicable) of this Section, however, each Participant in the Rail Group would receive 50% (twice the 15% Performance Percentage in (b)(iii) and twice the 10% Performance Percentage in (b)(iv)) of the Participant's Operating Unit Target Award, and the balance of the Product Pool ($436,071 - $300,000) X 50% would be available for discretionary payments under Section 3.3.

IV.      STOCK IN LIEU OF CASH FOR EXECUTIVE OFFICERS

         Notwithstanding any other provision of this Plan, the Corporation's executive officers, as determined by the Committee, shall receive shares of the Corporation's Common Stock ("Stock"), subject to such restrictions on transferability as the Corporation's legal counsel may deem necessary or appropriate (such restrictions shall provide for no less than a two-year restriction on the voluntary transfer of such stock), in lieu of cash equal to 25% of the Individual Incentive Awards (without taking into account any discretionary payments under Section 3.3) that would otherwise be payable to such officers under the Plan. In the event such restriction on transferability should be violated, all proceeds derived from such transaction shall be forfeited to the Company. Such stock shall be forfeited and revert to the Company in the event the Participant's employment with the Company should cease within two (2) years after the date of grant, unless such forfeiture is waived by the Committee or said termination is attributable to the Participant's death, permanent disability, retirement with the consent of the Company's Chief Executive Officer or in the event of a "Change of Control". The amount of stock to be granted to an executive officer shall be calculated by: (a) dividing the average closing price of the stock for the ten business days preceding the date cash distributions are made under the Plan into a sum equal to 25% of the Individual Incentive Award that, but for this Article IV, would have been payable to such executive officer; and (b) multiplying the resulting quotient by 115% with fractional share interest being rounded to the nearest number of whole shares. Stock shall be deemed distributed to the executive officers on the first day of the calendar month following the date cash distributions are made or as soon thereafter as is practicable but the corporation shall retain custody of such shares until the Participant's risk of forfeiture has ended. Cash which would have been payable to executive officers, but for this Article IV, shall not be distributed and shall remain the property of the Corporation.

         "Change of Control" shall mean: (i) any person or group of persons (as used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) shall have become the beneficial owner (as defined in Rules 13d-3 and 13d-5 promulgated by the Securities and Exchange Commission (the "SEC") under the Exchange Act) of 20% or more of the combined voting power of all the outstanding voting securities of the Corporation or, (ii) at any time following any merger, consolidation, acquisition, sale of assets or other corporate restructuring of Corporation, during any period of six consecutive calendar months, individuals who were directors of the Corporation on the first day of such period, together with individuals elected as directors by not less than two-thirds of the individuals who were directors of the Corporation on the first day of such period, shall cease to constitute a majority of the members of the board of directors of the Corporation.

V.       ELIGIBILITY

         Unless changed or amended by the Committee, an employee shall be deemed a Participant in the Plan only if all of the following requirements are satisfied:

A. A Participant must be a salaried employee of the Corporation, at a grade level set forth in Section 3.2 or as otherwise approved by L. B. Foster Company's Chairman of the Board and Chief Executive Officer, for at least six (6) months of the entire fiscal year, unless deceased or retired.

B. A Participant may not have: (i) been terminated for cause; (ii) voluntarily have resigned (other than due to retirement with the Company's consent) prior to the date Individual Incentive Awards are paid; or (iii), unless the Corporation agrees in writing that the employee shall remain a Participant in this Plan, been terminated for any reason whatsoever and have received money from the Corporation in connection with said termination.

C. A Participant's services may not primarily be provided to the Natmaya, Inc., Fosmart, Inc. or Fexco, Ltd. unless otherwise approved by the Chief Executive Officer.

D. A Participant may not, unless agreed to in writing by the Chief Executive Officer, be a participant in any other incentive plan maintained by the Corporation, other than the Corporation's stock option plans.

     Notwithstanding the foregoing, Brian N. Southon, George H. Nelson and Franklin B. Davis shall not be Participants in the Plan.

         As used herein, "cause" to terminate employment shall exist upon (i) the failure of an employee to substantially perform his duties with the Corporation; (ii) the engaging by an employee in any criminal act or in other conduct injurious to the Corporation; or (iii) the failure of an employee to follow the reasonable directives of the employee's superior(s).

VI.      REALLOCATIONS

         Any portion of the Fund not otherwise distributed shall be available for discretionary payments under Section 3.3.

VII.     PAYMENT OF AWARDS

         Payment of Individual Incentive Awards will be made on or before March 15, 2002, except that the timing of the distribution of stock pursuant to
Article IV shall be governed by Article IV.

VIII.    ADMINISTRATION AND INTERPRETATION OF THE PLAN

         The President, if there is a dispute, shall determine the Operating Unit(s) that will receive credit for any sale and/or how credit for any sale is to be allocated among any Operating Units. The President's decisions are subject to final review by the Committee if the Chief Executive Officer requests such review or if the Committee otherwise requests such review.

         A determination by the Committee in carrying out, administering or interpreting this Plan shall be final and binding for all purposes and upon all interested persons and their heirs, successors and personal representatives.

         The Committee may, from time to time, amend the Plan; provided, however, that the Committee may not amend, terminate or suspend the Plan so as to reduce the Base Fund payable under the Plan, subject to any reversions permitted under Section 3.3.

         The Chief Executive Officer may delegate any of his duties herein.

         The Corporation's independent public accountants will review and verify the Corporation's determination of Pre-Incentive Income. The Corporation's Internal Audit Department will review and verify the calculation of Individual Incentive Awards.

         Employees are expected to act in the best interests of the Company and in accordance with Company policies. Any actions that conflict with these expectations may result in disciplinary action, up to and including termination.